Exhibit 99.34





Silent Seconds
Aggregate
                                                               UPB             %
Silent Seconds (Only)                              $478,556,158.70        49.77%
Total (Entire Pool)                                $961,557,173.66

Resulting OCLTV                                              OCLTV

Silent Seconds (Only)                                       99.27%
Total (Entire Pool)                                         92.59%